UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 30, 2024
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-41137	CONSTELLATION ENERGY CORPORATION	87-1210716
(a Pennsylvania corporation) 1310 Point Street Baltimore, Maryland 21231-3380 (833) 883-0162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CONSTELLATION ENERGY CORPORATION:
Common Stock, without par value	CEG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (“Annual Meeting”) of Constellation Energy Corporation (“Constellation”) was held on April 30, 2024. Shareholders of record as of March 6, 2024, were entitled to receive notice and vote at the Annual Meeting.

At the Annual Meeting, the shareholders:
1.Elected four Class II director nominees to the Board of Directors, each for a term of two years;
2.Approved, on an advisory basis, the approval of the compensation paid the named executive officers as disclosed in Constellation’s 2024 proxy statement; and
3.Ratified the appointment of PricewaterhouseCoopers LLP as Constellation’s independent registered public accounting firm for 2024.
The following tables present the votes cast with respect to each item of business presented at the meeting:

Proposal 1. Election of Class II Directors

DIRECTOR	FOR	WITHHOLD	ABSTAIN	BROKER NON-VOTE
Bradley Halverson	247,157,309	12,170,569	—	22,532,218
Charles Harrington	237,212,060	22,115,818	—	22,532,218
Dhiaa Jamil	257,955,811	1,372,067	—	22,532,218
Nneka Rimmer	256,515,233	2,812,645	—	22,532,218

Proposal 2. Advisory Vote to Approve Compensation of our Named Executive Officers (Say-on-Pay)

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
249,583,417	8,751,040	993,421	22,532,218

Proposal 3. Ratification of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
280,745,449	812,374	302,273	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY CORPORATION

/s/ Arden T. Phillips
Arden T. Phillips
Corporate Secretary

May 3, 2024